                                                                   EXHIBIT 21.1

Subsidiaries of the Registrant


1.  Lamalie Associates, Inc. (Florida), which is doing business as LAI
    Worldwide.

2.  LAI Ward Howell, Inc. (Connecticut), which is doing business as LAI
    Worldwide.

3.  LAI Compass, Inc. (Florida), which is doing business as LAIcompass.com.

4.  LAI Nevada, Inc. (Nevada)

5.  LAI International Holdings, Inc. (Florida)

6.  LAI International, Ltd. (United Kingdom)

7.  LAI Worldwide Asia Ltd. (Hong Kong)

8.  WHI Subsidiary, Inc. (Delaware), which is inactive.